UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 8, 2015
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

131 S. Clark Drive, Tempe, AZ		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		480 967-5146

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 8, 2015, Amtech Systems, Inc. (the “Company”) entered into a Letter Agreement (the “Agreement”) by and between the Company and certain shareholders of the Company who jointly file (the “Joint Filers”) under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Agreement permits the Joint Filers, pursuant to the Company’s Second Amended and Restated Rights Agreement, to individually acquire shares of common stock of the Company that would, in the aggregate, bring the Joint Filers’ collective ownership to no more than 19.9% of the Company’s issued and outstanding common stock at any time. In the event the Joint Filers’ collective ownership at any time exceeds 19.9% of the Company’s issued and outstanding shares of common stock, the Company is entitled to specific performance and all other remedies entitled to the Company at law or equity, among others. The Company’s board of directors has approved the Agreement and transactions contemplated thereunder, and has the sole authority to terminate the Agreement at any time.

A copy of the Agreement is attached hereto as Exhibit 99.1. The Agreement is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Letter Agreement, dated October 8, 2015, by and between the Company and the Joint Filers

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: October 8, 2015	By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter Agreement, dated October 8, 2015, by and between the Company and the Joint Filers